Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Goodrich Petroleum Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jan L. Schott, Senior Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jan L. Schott
Jan L. Schott
Senior Vice President & Chief Financial Officer
November 5, 2013

This certification is provided pursuant to Section 906 of the Sarbanes Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes Oxley Act of 2002, be deemed filed by the Company or the certifying officer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Goodrich Petroleum Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.